UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2018
Cardiovascular Systems, Inc.
(Exact name of Registrant as Specified in its Charter)

Delaware	000-52082	41-1698056
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1225 Old Highway 8 Northwest
St. Paul, Minnesota 55112-6416

(Address of Principal Executive Offices and Zip Code)

(651) 259-1600

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 12, 2018, Cardiovascular Systems, Inc. (the “Company”) and HealthTrust Purchasing Group, L.P. (“HPG”) executed a Purchasing Agreement (the “Purchasing Agreement”), which will become effective on May 1, 2018. HPG acts as a group purchasing organization for the healthcare providers belonging to HPG as participants. This Purchasing Agreement replaces in its entirety the current Purchasing Agreement between the Company and HPG, dated August 1, 2014, as amended.

Under the Purchasing Agreement, all of HPG’s participants located in the United States or its territories are eligible to purchase the Company’s orbital atherectomy system and related products at the prices and upon the terms set forth in the Purchasing Agreement. During the term of the Purchasing Agreement, the Company has agreed that it will not enter into or negotiate a separate agreement with any HPG participant for the Company’s products without prior written consent of HPG.

In consideration for the administrative and other services provided by HPG, the Company will pay HPG on a quarterly basis a fixed percentage of the aggregate purchases made by HPG participants under the Purchasing Agreement during the term of the Purchasing Agreement, whether such purchases are made directly from the Company or through a distributor. The Company has agreed to indemnify HPG and its participants under certain circumstances for certain liabilities, losses, damages and costs incurred as a result of the use or possession of the products sold under the agreement, as well as any intellectual property infringement claims made against HPG or its participants that are directly related to the products sold under the Purchasing Agreement.

The Purchasing Agreement will expire on July 31, 2021. The Purchasing Agreement may be terminated at any time, without cause, by HPG upon at least 60 days’ prior written notice to the Company. Either party may terminate the agreement upon the occurrence of a material breach by the other party that goes uncured within 30 days following receipt of written notice of such breach.

The foregoing description of the material terms of the Purchasing Agreement does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the full text of the Purchasing Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2018.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: March 16, 2018

CARDIOVASCULAR SYSTEMS, INC.
By:	/s/ Alexander Rosenstein
Alexander Rosenstein General Counsel and Corporate Secretary